 Exhibit 10.15

Execution Version

AMENDMENT TO THE HOTEL OPERATION AND MANAGEMENT SERVICES AGREEMENT DATED JULY 11, 2023 (“AGREEMENT”) ENTERED INTO BY AND BETWEEN AMR OPERACIONES MX, S. DE R.L. DE C.V. (“AMR”), REPRESENTED HEREIN BY RUBÉN REYES GIL, AND OPERADORA HOTELERA GI, S.A. DE C.V. REPRESENTED HEREIN BY LAURA ISABEL CASTILLO SOLÍS (THE “OWNER”, AND JOINTLY WITH AMR, THE “PARTIES”), , PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS, AND CLAUSES:

RECITALS:

I.	That AMR and the Owner entered into a Hotel Operating and Management Services Agreement dated as of September 10, 2019 (together with the First Amendment and the Second Amendment referred to below, the “Management Agreement”), with respect to the management and operation of the Hotel (as defined under such Management Agreement). A copy of the Management Agreement is attached hereto as Exhibit “A”.

II.	That on March 28, 2021, the Parties entered into an amendment to the Management Agreement in order to (i) amend “Clause Two.- Integration of the Hotel”, (ii) amend “Clause Five.- Term”, (iii) amend “Clause Six.- Construction of the Hotel”, (iv) add a paragraph to subsection f) of “Clause Seven. Consideration”, and (v) amend “Clause Twenty.-Events of Default” (“Second Amendment”).

III.	On March 28, 2023, Murano World, S.A. de C.V. (“Murano World”), as borrower, and ALG Servicios Financieros México, S.A. de C.V., SOFOM E.N.R. (“ALG”), as creditor, entered into a loan agreement whereby ALG granted Murano World a loan in the total amount of $20,000,000.00 USD (twenty million and 00/100 Dollars) to be used, among other purposes, for the acquisition of a property located at Manzana 53, Lot 56-P, section “A”, Zona Turística de Cancún, Municipality of Benito Juárez, in the State of Quintana Roo (“Property”), and the development of a beach club in the Property (“ALG Loan”).

IV.	That on July 11, 2023, the Owner obtained authorization and waiver for the execution of this Agreement, from the creditors of the loan agreement recorded in instrument number 3,355 dated October 04, 2019, granted before Javier Horacio Sauza Semerena, notary public number 72 of the city of Cancun, State of Quintana Roo, executed by (i) Banco Sabadell, S.A., Institución de Banca Múltiple (“Sabadell”), as creditor and agent bank for the benefit of other creditors (“Creditors”), and (ii) CIBanco, S.A. Institución de Banca Múltiple, acting as trustee of trust number CIB/3001 (“Murano 2000 Trust”), as debtor, the Owner, as joint and several obligor, with the appearance of Murano PV, S.A. de C.V. and Murano World, S.A.de C.V. (“Murano World”), formalized a loan agreement whereby the Creditors made available to the Murano 2000 Trust, a facility in an aggregate amount of the lesser of (y) $160,000,000 USD (one hundred sixty million and 00/100 Dollars) or (z) 55% of the sum of the Construction Cost of the Project plus the land value of the Properties (as defined in the Syndicated Loan) (“Syndicated Loan”).

REPRESENTATIONS:

I.	AMR, through its representative, represents that:

a)	It is a company organized under the laws of the United Mexican States (“Mexico”);

b)	Its legal representative has the requisite authority to execute this Agreement, which authority has not been limited, modified, or revoked in any way as of the execution date hereof;

c)	It has obtained all the necessary authorizations for the execution of this Agreement; and

Execution Version

d)	It wishes to enter into this Agreement for the purpose of amending the Management Agreement set forth below.

II.	The Owner, through its representative, represents that:

a)	It is a company duly organized and existing under the laws of Mexico;

b)	Its representative has the requisite authority to enter into this Agreement, which authority has not been limited, modified, or revoked in any way as of the date hereof;

c)	Pursuant to Recital IV of this Agreement, and subject to the terms of such authorization and waiver, it has obtained all the necessary authorizations for the execution of this Agreement; and

d)	It wishes to enter into this Agreement to amend the Management Agreement as indicated below.

Now, therefore, the Parties mutually acknowledge the legal capacity with which they appear and execute this Agreement and, based on the foregoing representations, submit to the following:

C L A U S E S:

ONE. Defined Terms. Capitalized terms used in this Agreement will have the meanings given to them in this Agreement, and in the event that such terms are not defined in this Agreement, they will have the meaning given to them in the Management Agreement.

TWO. Term. The Parties agree to increase the term of the Management Agreement for an additional period of 10 (ten) years, therefore, the Parties hereby agree to amend subsection (A) of Clause Five of the Management Agreement to read as follows:

“FIVE. - TERM.

(A)	Pursuant to the provisions hereof and subject to the conditions precedent referred to in Clause Thirty-Five, this Agreement will be effective as of its execution date and as of the later of the Receipt Notice Date or October 1, 2022 (“Commencement Date”) and until the closing of the twenty-fifth (25th) full Fiscal Year following the Commencement Date (“Initial Term”), mandatory for both Parties.

(B)	(...).

(C)	(...).”

THREE. Guarantee. The Parties agree to amend the terms of the guarantee referred to in subsection (G) of Clause Seven of the Management Agreement, therefore, the Parties hereby agree to amend subsection (G) of Clause Seven of the Management Agreement to read as follows:

“SEVEN- CONSIDERATION

(...)

(G) During the term of the Agreement, AMR hereby guarantees to the Owner a Gross Operating Income in each fiscal year in the amount of up to US $25,805,823 (Twenty-Five Million Eight Hundred Five Thousand Eight Hundred Twenty-Three Dollars, Legal tender of the United States of America) according to the amounts established for each Fiscal Year in accordance with the table attached hereto as Exhibit F. The foregoing, in the event that: i) if in a Fiscal Year the minimum amount of Gross Operating Income above mentioned of up to EU $25,805,823 (Twenty Five Million Eight Hundred Five Thousand Eight Hundred Twenty Three Dollars Legal Course Currency of the United States of America) is not reached depending on the corresponding Fiscal Year according to Exhibit F, AMR shall cover the deficit to the Owner within the first twenty (20) calendar days of the following Fiscal Year. AMR's guarantee will only be required as of the second full Fiscal Year, provided that the Commencement Date occurs no later than on November 1 of the first Fiscal Year. If the Commencement Date is after November first, the first Fiscal Year to which the AMR guarantee will apply will be the Third Fiscal Year.

Execution Version

The guarantee referred to in the preceding paragraph shall not be enforceable in the event of any breach of the Agreement by the Owner, which has not been cured within the term established for such purposes in the Agreement. Likewise, the Owner acknowledges and agrees that AMR assumes no liability in connection with the Financing that the Owner obtains with the Bank, and therefore assumes no contractual relationship or commitment with the Bank.

The Owner agrees and acknowledges that AMR's payment obligation assumed under the guarantee referred to above may be, from time to time, secured by another source or payment obligation contracted and/or agreed by AMR with any third party, subject to the prior written consent of the Owner.

Likewise, the Parties agree that the guarantee will be in force until the closing of the fifteenth (15◦ ) full Fiscal Year as of the Commencement Date.”

FOUR. Reimbursement of Expenses. The Parties agree that the Hotel shall receive additional system services, therefore, the Parties hereby agree to add a new subsection (D) to Clause Seven Bis of the Management Agreement, to read as follows, and to renumber the existing subsections (D) and (E) of such Clause Seven Bis so that they are now subsections (E) and (F) respectively:

“SEVEN BIS. REIMBURSEMENT OF EXPENSES

(A)...

(B)...

(C)...

(D) The Owner acknowledges and agrees that the Hotel will receive system services to be provided by AMR and/or Hyatt Hotels Corporation or any of its Affiliates. System Services may include a full range of services for the benefit of the hotels AMR operates under its Trademarks. AMR will be entitled to charge and be reimbursed for such expenses and costs as long as these are included in the Approved Annual Budget and are paid upon invoice issued by AMR. The amounts charged for these services shall be determined on the same basis as determined for substantially all other hotels operated by AMR under its trademarks. The method of allocating the costs of the System Services among the participating hotels operated by AMR under its Trademarks may change from time to time at the reasonable discretion of AMR upon agreement with Owner, provided that such method of allocation will at all times be determined in a reasonable, equitable, and nondiscriminatory basis (“System Services”).

The Owner acknowledges and agrees that the Hotel will be part of the World of Hyatt loyalty program, and direct Hyatt booking channels, including Hyatt.com, the World of Hyatt app, global customer support centers and centralized services.

(E) (...).

(F) (...).”

Execution Version

FIVE. Hyatt Insurance Program. The Parties agree that the Owner shall adhere to the insurance program of Hyatt Hotel Corporation, therefore, the Parties hereby agree to amend Clause Fourteen of the Management Agreement to read as follows:

“FOURTEEN. INSURANCE

(A) Insurance to be taken out by the Owner. The Owner shall take out and maintain, at its expense during the Term, an insurance policy pursuant to Hyatt's insurance program, the coverage of which shall include: (i) boiler and machinery coverage, in insured amounts reasonably acceptable to AMR; (ii) any insurance or assessments required by the Mexican Social Security Institute covering the Hotel's employees with respect to accidents, illness, or disability, in compliance with or at a minimum those amounts required by law; (iii) employment practices liability insurance covering employment discrimination, harassment, and wrongful termination liability; (iv) property damage; (v) business interruption; and (vi) all risk insurance or insurance covering damage to the Property reasonably covering the value thereof, with coverage and in accordance with the requirements established from time to time by AMR.

In the event the Hotel suffers damage or loss resulting in business interruption, AMR and its applicable Affiliates will be entitled to receive all fees, payments, and reimbursements due under this Agreement as if such damage or loss had not occurred, provided that the insurer shall be responsible for payment of such amounts, provided that the Owner takes our and maintains use and occupancy (business interruption) insurance as required under this Agreement, which reasonably allows AMR to submit its claim for damages to the insurer, and in good faith cooperates with AMR in the claim, in which case the obligations of the Owner under this Clause Fourteen will be deemed satisfied, and AMR shall have no further claim against the Owner.

(B) Insurance to be taken out by AMR. AMR shall take out and maintain, as part of the expenses to be amounted to reach the Gross Operating Income, during the term of this Agreement, insurance policies, the coverage of which shall include (a) comprehensive liability insurance, including excess liability coverage, against claims for bodily injury, death or property damage occurring on, in or about the Hotel or in connection with the operations of the Hotel, and liability insurance for vehicles used in connection with the operation of the Hotel (whether owned or leased in the Owner's or AMR's name); (b) insurance against crimes committed, including (i) employee dishonesty coverage, covering AMR employees in jobs normally insured at other hotels in the AMR affiliated Hotel group or as required by applicable law, (ii) coverage for losses occurring on the premises, (iii) coverage for losses occurring off the premises, (iv) coverage for counterfeit money orders and counterfeit paper money, (v) depositor forgery coverage, and (vi) computer fraud, (c) cyber liability insurance covering private or confidential information and the security of the network operationally controlled by the Hotel, and (d) such other insurance in such amounts as AMR deems necessary for protection against claims, liabilities, and losses arising out of or in connection with the operation of the Hotel. The cost of the insurance described in this subsection (B) shall be allocated to the Hotel by AMR or its Affiliate on a reasonable and nondiscriminatory basis and shall be included in the Annual Budget, unless such insurance is taken out exclusively for the Hotel, in which case the cost shall be borne entirely by the Hotel, but shall also be included in the Annual Budget. All insurance maintained pursuant to this Clause Fourteen shall provide that the Owner, AMR, and its Affiliates shall be named as insureds or additional insureds, as applicable or practicable. Upon Owner's request, AMR shall provide the Owner with satisfactory evidence of all insurance maintained by AMR in accordance with this Clause Fourteen.”

Execution Version

SIX. Liquidated Damages. The Parties agree to modify the liquidated damages in the event of termination of the Agreement by AMR for any default without cause, therefore, the Parties hereby agree to amend subsection (B) of Clause Twenty-One of the Management Agreement to read as follows:

“TWENTY-ONE- EARLY TERMINATION, RESCISSION OF THE AGREEMENT, AND PENALTIES.

(A)	Indemnification: (...)

(B)	Termination by AMR: In the event of termination of the Agreement by AMR for any material breach by the Owner without cause, AMR will be entitled at its option to: (i) payment of liquidated damages as provided in (A) above; or (ii) charge Owner a penalty as follows:

(i)	Liquidated Damages: equivalent to 50% (fifty percent) of the total of the sum of the Management Fee and the Incentive Fee of the last 12 (twelve) months of operation, multiplied by the remaining Fiscal Years of the Term of this Agreement.

(ii)	If the termination by AMR occurs before the 12 (twelve) months mentioned in subsection (i) above can be counted, then the liquidated damages will be the amount resulting from multiplying US$2,500.00 (Two Thousand Five Hundred and 00/100 Dollars) by the number of Rooms provided in this Agreement for the remaining number of years of the Term of this Agreement.

(...).”

SEVEN. Severability. Except for the provisions set forth in Clauses Two, Three, Four, Five, and Six of this Agreement, the rest of the provisions of the Management Agreement, including the Exhibits thereto, shall remain in full force and effect without any amendment.

EIGHT. No Novation. The provisions contained in this instrument do not constitute novation of the Management Agreement, which continues in force with all its value and legal force, with the sole amendment of the provisions adopted herein.

NINE. Notices. The Parties expressly and irrevocably agree that all notices and other communications related to this Agreement shall be made in writing or in any other was as set forth in Clause Thirty-Three of the Management Agreement and under the terms set forth therein, which is deemed to be reproduced herein for all legal purposes.

The Parties confirm as their address to receive notices, those indicated in Clause Twenty-Eight of the Management Agreement.

TEN. Governing Law and Jurisdiction. This Agreement will be subject to the federal laws of the United Mexican States. The Parties agree that, for any action or proceeding related to the interpretation and performance of this Agreement, they will irrevocably submit to the jurisdiction of the courts of the City of Cancun, Quintana Roo, or Mexico City, at the option of the plaintiff, expressly waiving any other venue to which they may be entitled by reason of their current or future address.

The Parties having been informed of the content, legal scope, and consequences of this Agreement, execute it in agreement and in two counterparts, in the City of Cancun, Quintana Roo, on ___ ________, 2023.

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[Signature page follows]

AMR AMR OPERACIONES MX, S. DE R.L. DE C.V.	OWNER OPERADORA HOTELERA GI, S.A. DE C.V.

/s/ Rubén Reyes Gil	/s/ Laura Isabel Castillo Solís
By: Rubén Reyes Gil	By: Laura Isabel Castillo Solís
Attorney-in-Fact	Attorney-in-Fact

The above signatures correspond to the Third Amendment to the Hotel Operation and Management Services Agreement dated ___, ______, 2023, entered into by and between AMR Operaciones MX, S. de R.L. de C.V., and Operadora Hotelera GI, S.A. de C.V.